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ROSLYN BANCORP, INC.
ONE JERICHO PLAZA, JERICHO, NY  11753


 FOR IMMEDIATE RELEASE
                                   Contact:   Mary M. Feder
                                              Vice President, Investor Relations
                                              (516) 942-6150


             ROSLYN BANCORP, INC. ANNOUNCES 3-FOR-2 STOCK SPLIT AND
                          10% STOCK REPURCHASE PROGRAM


JERICHO, NEW YORK, JULY 26, 2001 - Roslyn Bancorp, Inc. (NASDAQ:RSLN), the holding company for The Roslyn Savings Bank, today announced that its Board of Directors has declared a three-for-two stock split in the form of a stock dividend, payable on August 22, 2001 to shareholders of record on August 6, 2001. Shareholders will receive one additional share for every two shares held at the record date. On or about the payable date, certificates for the new shares will be mailed to shareholders of record by the Company's transfer agent, Registrar and Transfer Company. Fractional shares resulting from the stock split will be paid in cash based on the average of the high and low bids on that date, as adjusted for the split.

Roslyn also announced today that its Board of Directors approved the Company's eighth stock repurchase plan. The plan authorizes the purchase of up to 10% of its outstanding common stock, or approximately 8.9 million shares, as adjusted to reflect the aforementioned three-for-two stock split that will be effective on August 22, 2001. The repurchases will be made from time to time, in open market transactions, at the discretion of management.

Commenting on the Company's stock split Joseph L. Mancino, President and Chief Executive Officer noted, "Our strong capital position and continued confidence in our earnings capacity has played a large part in our decision to initiate Roslyn's first stock split, which we believe will enhance our market liquidity."

Currently, the Company has approximately 60.6 million shares of its common stock outstanding. As a result of the stock dividend, the Company will have approximately 90.9 million shares of common stock outstanding.

To date, the Company has repurchased approximately 3.1 million shares of the available 4.7 million shares under its current repurchase program at an average price of $16.73 per share, as adjusted for the aforementioned stock split. Commencement of the new program is expected to begin upon completion of the Company's current repurchase program.


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With assets of $8.3 billion at June 30,  2001,  Roslyn is among the five largest publicly traded thrift institutions in New York. The Bank operates 27 full service branches throughout Kings, Queens, Nassau and Suffolk counties. For an index of Roslyn Bancorp, Inc.'s news releases or to obtain a specific release visit us on the worldwide web at www.roslyn.com.

STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, AND ALL OTHER STATEMENTS THAT MAY BE MADE IN THE NEWS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS; CHANGES IN INTEREST RATES; DEPOSIT FLOWS; THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS HELD BY THE COMPANY IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; LOAN DEMAND; REAL ESTATE VALUES; COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, PRACTICES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY, AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.
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